EXHIBIT 10.17

Principal amount of Note: £95,000,000.00

HANSON BUILDING PRODUCTS LIMITED

(the “Company”)

(Incorporated in England and Wales under the Companies Act 2006)

NOTE DUE [•]

RECITALS:

(A)                              The Company had in accordance with its Articles of Association and by a resolution of its Board of Directors, created the floating rate unsecured notes due 31 August 2017 (the “Original Note Deed”).

(B)                              The Original Note Deed was executed by the Company to Hanson Packed Products Limited on 1 September 2014 (the “Original Issue Date”) at which time the notes constituted by the Original Note Deed (the “Original Notes”) were issued to Hanson Packed Products Limited.

(C)                              This deed (the “Note Deed”) is entered into to refinance the outstanding Original Notes issued on the Original Issue Date on the terms and conditions set out herein.

IN WITNESS WHEREOF:

1                                                  This deed constitutes floating rate unsecured notes due [•] (the “Notes”)

2                                                  The Notes are issued by the Company to Hanson Packed Products Limited, whose registered office is at Hanson House, 14 Castle Hill, Maidenhead, Berkshire, SL6 4JJ (the “Holder”, which expression shall include its successors and assigns and where applicable any joint holders of the Notes) in full settlement.

3                                                  The maximum amount of Notes issued pursuant to this Note Deed is in a principal amount of £95,000,000.00 or such lesser amount following repayment by the Company in accordance with this Note Deed (the “Principal Amount”).

4                                                  The Company may by giving one month prior notice, or less by mutual agreement, repay the Notes, in full or in part, but any unpaid or accrued interest must be repaid before the Principal Amount.

5                                                  The Holder may demand a full or partial repayment of the Notes and any unpaid or accrued interest without any period of notice in the event of the occurrence of an Extraordinary Event (as such term is defined in paragraph 8 of Appendix I hereto.

6                                                  Unless previously redeemed or repurchased, the Company will pay the unpaid Principal Amount, together with any unpaid interest, in full to the Holder on 31 August 2017 (the “Payment Date”).

7                                                  The Notes shall bear interest at the GBP 3 month LIBOR rate plus a margin of 2.5% per annum (the “Specified Rate”).

8                                                  The Notes are issued subject to and with the benefit of the Conditions set out in Appendix I and Appendix II hereto (the “Conditions”), which Conditions are deemed to be part of this Note as if set out herein in full.  The Note shall be held subject to and with the benefit of the Conditions and of the provisions in the Appendices, all of which shall be binding on the Company and the Holder and all persons claiming through them respectively.

9                                                  The Holder (and any subsequent holder of any part of the Notes) will be entitled without charge to one certificate duly executed by the Company for the aggregate amount of Notes registered in his name (the “Certificate”).  Every Certificate shall bear a denoting number and shall be in the form of substantially in the form set out in Appendix III and shall have the Conditions endorsed on such Certificate.

10                                           When the Holder has redeemed part only of its Notes, the old Certificate shall be cancelled and a new Certificate for the balance of such Notes issued without charge.

11                                           All payments in respect of the Note shall be made in pounds sterling (£) in immediately available cleared funds.

12                                           The Notes are transferable in amounts or integral multiples of £1,000.

13                                           The Company shall at all times keep and maintain at its registered office a register of Holders pursuant to Condition 13.

14                                           Any modification of this Note Deed and the Conditions shall be carried out in accordance with the provisions of Condition 15.

15                                           Meetings of Holders may be convened and held in accordance with the provisions of Appendix II.

16                                           This Note Deed and Conditions shall be governed by, and construed in accordance, with English law.

EXECUTED AND DELIVERED AS A DEED on the date appearing at the end of this Note Deed.

APPENDIX I

The Conditions

1                                                  INTERPRETATION

1.1                                        In this Note Deed, the Conditions and the Certificate:

1.1.1                             references to Conditions are to these conditions (as set out in Appendices I and II) as from time to time modified in accordance with Condition 15; and

1.1.2                             words denoting the singular include the plural and vice versa; words denoting one gender include the other genders and words denoting a person include a corporation and an unincorporated association of persons.

1.2                                        The headings in these Conditions do not affect their interpretation.

1.3                                        The validity of the Notes shall not be impaired as a result of one or more of its provisions being or becoming legally void or as a result of any gaps it may have. It is agreed that a void or missing provision will be replaced by such legally valid provision as the parties would have agreed to on the basis of the economic intent they pursue with the Notes had they previously considered the point.

2                                                  REPAYMENT, PURCHASE AND REDEMPTION

2.1                                        The Company shall at any time be entitled, upon giving to the Holder not less than one month prior notice, or less by mutual agreement, to redeem the Notes in multiples of £1 then in issue at par together with accrued interest, calculated in accordance with Condition 3 up to but excluding the date of redemption.

2.2                                        The Holder may demand a full or partial repayment of the Notes and any unpaid or accrued interest without any period of notice upon the occurrence of an Extraordinary Event.

2.3                                        The Company may at any time purchase any Notes at any price by tender, private treaty or otherwise by agreement with the Holder.

2.4                                        Unless previously redeemed or repurchased by the Company, the Notes shall be repaid in full on the Payment Date together with accrued interest calculated in accordance with Condition 3 up to but excluding that date.

3                                                  INTEREST

3.1                                        Until such time as the Notes are redeemed or repurchased by the Company in full in accordance with the provisions of the Note Deed or these Conditions, interest on the Principal Amount shall fall due in arrears on 30 September, 31 December, 31 March and 30 June in each year or, if such a day is not a Business Day, on the immediate following Business Day (each such date being, the “Interest Payment Date”) in respect of the Interest Periods (as defined below) ending on but excluding those dates.

3.2                                       In these Conditions, the period from and including the date of the issue of the Notes up to but excluding the first Interest Payment Date and the period from and including that or any subsequent Interest Payment Date up to but excluding the next following Interest Payment Date is called an “Interest Period”.  Where an Interest Period would otherwise end after the Payment Date, it shall be deemed to have ended on the Payment Date.

3.3                                        The rate of interest on the Notes for each Interest Period is the percentage rate per annum which is the Specified Rate.

3.4                                        If the Company fails to pay any cash amount payable by it under the Notes on the due date (the unpaid balance being an “Overdue Amount”) then default interest shall accrue on the Overdue Amount from (and including) the due date to (but excluding) the date such Overdue Amount is paid in full, both before and after judgment.  Default interest shall be payable on an Overdue Amount at a rate of 3 per cent. above the Specified Rate and shall be payable on demand and, if not paid, compounded, quarterly.  The Holder reserves the right to prove further compensation of damages caused by any late payment.

3.5                                        Each instalment of interest shall be calculated by applying the rate of interest specified in Condition 3.3 to the Principal Amount held by each Holder (or Holders in the case of joint holders), multiplying such product by the actual number of days elapsed in the relevant Interest Period divided by 360 and rounding the resulting figure to the nearest penny (rounding upwards).

4                                                  TRANSFERS

4.1                                        A Holder may transfer his Notes or any part (being an amount or integral multiple of £1,000) by instrument of transfer in writing in any usual form (or in another form approved by the Company) and the instrument shall be executed by or on behalf of the transferor.

4.2                                        The transferor is deemed to remain the holder of the Notes until the name of the transferee is entered in the Register in respect of it.

4.3                                        Each instrument of transfer shall be sent to, or left for registration at, the registered office of the Company for the time being, and shall be accompanied by the Note(s) to be transferred and any other evidence that the Company may require to prove the title of the transferor or his right to transfer the Note(s) (and, if such instrument is executed by some other person on his behalf, the authority of that person to do so). All instruments of transfer that are registered may be retained by the Company.

4.4                                        No transfer of the Note(s) shall be registered in respect of which there has been a notice of repayment.

4.5                                        The Company may not charge a fee for registering the transfer of a Note or other document relating to or affecting the title to a Note or the right to transfer it or for making any other entry in the register.

4.6                                        A copy of this instrument shall be kept at the Company’s registered office. A Holder (and any person authorised by a Holder) may inspect that copy of the instrument at all reasonable times during office hours.

5                                                  COLLATERAL, PROHIBITED USAGE OF THE PRINCIPAL AMOUNT AND FURTHER COVENANTS

5.1                                        The Notes are granted without provision of collateral.  However, if there is a material adverse effect on the business or financial conditions of the Company, which adversely affects its ability to perform any of its payment obligations under the Note Deed, the Holder may request the provision of collateral which, at the Holder’s sole discretion, is adequate security for the Notes.

5.2                                        The Company has not and will not (and the Company shall not permit any of its subsidiaries to) use the Principal Amount for the purpose of financing the activities of persons currently subject to any US sanctions administered by the Office of Foreign Assets Control of the US Department of Treasury (OFAC).

5.3                                        The Company will not (and the Company shall not permit any of its subsidiaries to) enter into any amalgamation, merger or demerger without the prior written consent of the Holder.

5.4                                        The Company will not (and the Company shall not permit any of its subsidiaries to) create or permit to subsist any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect without the prior written consent of the Holder.

5.5                                        The Company will not (and the Company shall not permit any of its subsidiaries to) incur financial indebtedness without the prior written consent of the Holder unless the incurred indebtedness is exclusively used to refinance existing debt.

5.6                                        The Company will not (and the Company shall not permit any of its subsidiaries to) enter into any sale and lease back transaction without the prior written consent of the Holder.

6                                                  WINDING-UP

Any person becoming entitled to the Notes in consequence of the winding-up of the Holder or otherwise by operation of law may upon producing such evidence as the Company shall reasonably require be registered itself as the holder of such Notes.  The Company may withhold payment of the Principal Amount in respect of such Notes until such person is registered, upon which event the Company shall pay to the then Holder all amounts so due and payable.

7                                                  PAYMENTS

7.1                                        Payment of the Principal Amount and any other sums to be made under this Note Deed will be made by the Company to the Holder whose name and address appears in the register to be maintained by the Company (the “Register”) (or in the case of joint Holders to that one whose name appears first in the Register) on the relevant Interest Payment Date and/or the Payment Date in immediately available funds to such account at a London clearing bank as the Holder or first named Holder shall have designated in writing to the Company or, if no such account has been so designated, by bank cheque drawn on an account at a London clearing bank and either sent on the relevant Interest Payment Date and/or the Payment Date at the risk of the Holder of the Note(s) by prepaid first class letter addressed to the Holder or, in the case of joint Holders, the first named Holder at such Holder’s registered address as set out in the Register or delivered by hand to the Holder.  Delivery of any such bank cheque shall for all purposes be deemed to be payment and satisfaction of the said monies and a good discharge to the Company for the same.

7.2                                        Any payment to be made under the Note Deed on a day which is not a Business Day shall be made on the immediate following Business Day.  For the purposes of this Condition 7.2, “Business Day” means any day (other than a Saturday or Sunday) on which clearing banks are open for business in London.

7.3                                        Those counterclaims of the Company which the Holder has expressly accepted or which have legally enforceable character can be set off against claims of the Holder arising from the Note Deed. This also applies to rights of retention bearing on claims of the Holder.

8                                                  NOTES IMMEDIATELY REPAYABLE

8.1                                        The Holder shall be entitled to require all or part of the Notes registered in the Holder’s name (so far as not previously redeemed or repurchased and unless otherwise agreed by the Holder) to be repaid immediately at par, together with accrued interest, in each of the following events (the “Extraordinary Events”):

8.1.1                             a material adverse effect on the business or financial conditions of the Company, which adversely affects its ability to perform any of its payment obligations under the Note Deed;

8.1.2                             the making of an order by a competent court or the passing of an effective resolution for the winding-up or dissolution of the Company or the transfer of all or substantially the whole of the assets of the Company to another entity (other than for the purposes of reconstruction, amalgamation or merger);

8.1.3                             any corporate action, legal proceedings or other procedure or step is taken in relation to:-

(a)                                          the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company;

(b)                                          a composition, compromise, assignment or arrangement with any creditor of the Company;

(c)                                           the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any of its assets, or any analogous procedure or step is taken in any jurisdiction;

8.1.4                             the Company ceases or threatens to cease to carry on its business or a substantial part of its business, save where such business is transferred to another company within the group;

8.1.5                             any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Company and is not discharged within 30 days

8.1.6                             the refusal of the Company to grant adequate collateral to the Holder in accordance with Condition 5.1;

8.1.7                             any principal or interest payable on any of the Notes held by that Holder is not paid in full when due other within 10 days after the due date for payment; or

8.1.8                             other infringements by the Company of the obligations resulting from the Note but in cases, when they are capable of remedy, only if they are not remedied within 15 Business Days of the earlier of (i) the Holder giving notice to the Company and (ii) the Company becoming aware of the infringement.

8.2                                        The Company shall give the Holder notice of the happening of any Extraordinary Event promptly after becoming aware of the same.

9                                                  TAXATION

All payments in respect of the Notes shall be made free and clear of, and without withholding or deduction for, any present or future taxes, duties, assessments or charges of whatever nature imposed, levied, collected, withheld or assessed by HM Revenue and Customs or other taxation authority and, in any such case, any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law.  In the event that any such withholding or deduction is required by law to be made, the Company shall pay such additional amounts as will result in the receipt by the Holder of such amounts as would have been received by it if no such withholding or deduction had been required, except that no such additional amounts shall be payable in respect of the Notes presented for payment more than thirty days after the Payment Date, except to the extent that the Holder would have been entitled to such additional amounts on presenting the Notes for payment on the last day of such period of thirty days.  If the Company becomes subject in relation to any such payment to any taxing jurisdiction other than the United Kingdom references in these Conditions to HM Revenue and Customs shall be construed as references to the taxation authority of such other jurisdiction.

10                                           COVENANTS BY THE COMPANY

The Company covenants with the Holders and each of them duly, to:

10.1                                 perform and observe the obligations on its part contained in the Note Deed and Conditions to the intent that the Note Deed and Conditions shall enure for the benefit of all Holders each of whom may sue for the performance or observance of the provisions of the Note Deed and Conditions so far as that Holder’s holding of the Notes is concerned; and

10.2                                 not without the prior written consent of an Extraordinary Resolution, permit or cause to be proposed an amendment to the terms and conditions of the Note Deed or the Conditions.

11                                           CERTIFICATES

The Company shall not be bound to register more than four persons as the joint holders of any Note and shall not be bound to issue more than one Certificate for Notes held jointly by several persons.  A notice or other document shall be given to whichever of them is named first in the Register in respect of such joint holding and notice given in this way is sufficient to all joint holders.

12                                           SURRENDER OF CERTIFICATE AND PRESCRIPTION

12.1                                 Without prejudice to any other provisions of these Conditions, every Holder any part of whose Notes is due to be redeemed or repurchased under any of the provisions of these Conditions shall, not later than five Business Days before the due date for such redemption or repurchase, deliver up to the Company, at its registered office, the Certificate for those Notes which are due to be redeemed or repurchased (or such indemnity and other documentation as the board of directors of the Company (the “Directors”) may reasonably require under Condition 17 in the case of a lost, defaced or destroyed certificate) in order that it may be cancelled.  Unless payment of the amount due to be repaid has already been made in accordance with Condition 2, upon such delivery and against a duly signed or authenticated receipt for the principal moneys payable in respect of the Notes to be repaid, the Company shall, on the due date for repayment, pay to the Holder the amount payable to him in respect of such repayment or redemption (including accrued interest).  If any Certificate so delivered to the Company includes any Notes not then repayable or redeemed, a new Certificate for the balance of the Notes not then repayable or redeemed shall be issued free of charge to the Holder delivering such Certificate to the Company.

12.2                                 If any Holder, any part of whose Note is liable to be redeemed or repurchased under these Conditions, fails or refuses to deliver up the Certificate for such Notes (or such indemnity and other documentation as the Directors may reasonably require under Condition 17 in the case of a lost, defaced or destroyed certificate) at the time and place fixed for repayment of the Notes, or fails or refuses to accept payment of the moneys payable in respect of the Notes, the moneys payable to such Holder shall be paid into a separate interest-bearing bank account.  The payment of such moneys into a bank account shall not constitute the Company a trustee of such moneys but shall discharge the Company from all obligations in respect of the Notes.  The Company shall not be responsible for the safe custody of such moneys or for interest on such moneys except such interest (if any) as the said moneys may earn whilst on deposit, less any expenses incurred by the Company in connection with such moneys.  Any such amount so paid or deposited which remains unclaimed after a period of twelve years from the making of the payment or deposit shall revert and belong to the Company, notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and other records of the Company.  Subject as aforesaid, any amount so paid or deposited will forthwith be paid directly to the Holder or his successors upon delivery of the relevant Certificate.

13                                           THE REGISTER

13.1                                 The Company shall at all times keep at its registered office a Register showing:

13.1.1                      the names and addresses of the holders for the time being of the Notes and, in the case of joint holders, the names of the joint holders and the address of the first named holder;

13.1.2                      the amount of the Notes held by each registered holder and, in the case of joint holders, the amount of Notes held by the joint holders taken together;

13.1.3                      the date on which the name of each individual registered holder (including, in the case of joint holders, each joint holder) is entered in respect of the Notes standing in his or their name; and

13.1.4                      the denoting number of each Certificate for the Notes issued and its date of issue.

Any change of name or address on the part of any Holder shall forthwith be notified to the Company and the Register shall be altered accordingly.  Any Holder shall be at liberty, at all reasonable times during business hours on any Business Day and free of charge, to inspect the Register and a copy of the Note Deed and Conditions.  The Register may be closed at such times and for such periods as the Company may from time to time determine, provided that it shall not be closed for more than thirty Business Days in any year.

13.2                                 Except as required by law, the Company will recognise the registered holder of any Notes as the absolute owner of the Notes for all purposes and shall not (except as ordered by a court of competent jurisdiction) be bound to recognise any trust, whether express, implied or constructive, to which any Notes may be subject and the receipt of the registered holder for the time being of any Notes, or in the case of joint registered holders the receipt of any of them, for the principal moneys payable in respect of the Notes or for the interest from time to time accruing or for any other moneys payable in respect of the Notes shall be a good discharge to the Company, notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to or in such Notes, interest or moneys.  The Company shall not be bound to enter any notice of any trust, whether express, implied or constructive, on the Register in respect of any Notes.

13.3                                 Each Holder will be recognised by the Company as entitled to their Notes free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of the Notes.

14                                           CANCELLATION

All Notes redeemed or repurchased by the Company shall be cancelled and the Company shall not be at liberty to re-issue them.

15                                           MODIFICATION

The Notes, the Conditions and the rights of the Holder may from time to time be modified, abrogated or compromised or any arrangement or amendment agreed in any respect with the prior sanction of an Extraordinary Resolution (as defined in paragraph 17 of Appendix II or by written resolution of the holders of at least 75 per cent. of the Principal Amount of the Notes then in issue subject, in either case, to the prior consent of the Company.

16                                           RECEIPT OF JOINT HOLDERS

If two or more persons are entered in the Register as joint registered holders of any Notes then, without prejudice to Clause 9 of the Note Deed, the receipt by any one of such persons of any interest or principal shall be as effective a discharge to the Company as if the person signing such receipt were the sole registered holder of such Notes.

17                                           REPLACEMENT OF CERTIFICATES

If the Certificate for any Notes is lost, defaced or destroyed, it may, upon payment by the Holder of any reasonable out-of-pocket expenses of the Company, be replaced, on such terms (if any) as to evidence and indemnity as the Directors may reasonably require, but so that, in the case of defacement, the defaced Certificate shall be surrendered before the new Certificate is issued.

18                                           RISK TO HOLDERS

All Certificates, other documents and remittances sent through the post shall be sent by first class post but otherwise at the risk of the Holder(s) entitled to such documents.

19                                           PARI PASSU RANKING

The Company’s payment obligations under the Notes rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

20                                           NOTICES

20.1                                 A notice may be served by the Company on the Holder by sending it by registered post to the Holder at its registered address for the time being or by sending it by e-mail.

20.2                                 A notice may be served by the Holder on the Company by sending it by registered post to the Company at its registered office for the time being or by sending it by e-mail.

20.3                                 Any notice or document given or served by registered post within the United Kingdom shall be deemed to have been served at the expiration of 24 hours after the time when it is posted and in proving such service it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted.

20.4                                 Any notice or document given or served by e-mail shall be deemed to have been received at the time the e-mail enters the information system of the intended recipient provided that no error message indicating failure to deliver has been received by the sender.

21                                           GOVERNING LAW

The Notes, the Note Deed and the Conditions and any non-contractual obligations arising out of or in connection with them are governed by and construed in accordance with English law.

22                                           ENFORCEMENT

22.1                                 The courts of England have exclusive jurisdiction to settle any Dispute (including a Dispute regarding the existence, validity or termination of the Note Deed, the Conditions or the Notes or any non-contractual obligation arising out of or in connection with the Notes, the Note Deed and the Conditions (a “Dispute”).

22.2                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly, no party will argue to the contrary.

APPENDIX II

Provisions for meetings of the Holders

1.                                               CALLING OF MEETINGS

The Company may at any time and shall, upon request in writing signed by the registered holders of not less than 10 per cent. of the Principal Amount of the Notes for the time being outstanding (excluding any in respect of which a notice requiring repayment shall have been given), convene a meeting of the Holders to be held at such time and place as the Company shall determine.

2.                                               NOTICE OF MEETINGS

2.1                                        The Company shall give to the Holders at least 14 or, in the case of a meeting convened for the purpose of passing an Extraordinary Resolution, at least 21 clear days’ notice, of any meeting of Holders, specifying the place, day and time of meeting.  Any such notice shall specify the general nature of the business to be transacted at the meeting convened by such notice but, except in the case of a resolution to be proposed as an Extraordinary Resolution, it shall not be necessary to specify the terms of any resolution to be proposed.

2.2                                        The accidental omission to give notice of a meeting, or to send a form of proxy with a notice, to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by any such person, shall not invalidate the proceedings, including any resolution duly passed at that meeting.

3.                                               CHAIRMAN OF MEETINGS

Some person (whether or not a Holder) nominated by the Company shall be entitled to take the chair at any such meeting and if no such nomination is made or, if at any meeting the person nominated shall not be present within 30 minutes after the time appointed for holding the meeting, the Holders present shall choose one of their number to be Chairman.

4.                                               QUORUM AT MEETINGS

At any such meeting, a person or persons holding or representing by proxy at least 10 per cent. (or at any such meeting at which an Extraordinary Resolution is to be considered, 25 per cent.) of the Principal Amount of the Notes for the time being outstanding shall form a quorum for the transaction of business.  No business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

5.                                               ABSENCE OF QUORUM

If within 30 minutes from the time appointed for any meeting of the Holders a quorum is not present, the meeting shall, if convened upon the requisition of the Holders, be dissolved.  In any other case it shall stand adjourned to such day and time (being not less than 14 nor more than 42 days thereafter) and to such place as may be appointed by the Chairman.  At such adjourned meeting, the Holders present in person or by proxy and entitled to vote, whatever the number of persons or the Principal Amount of the Notes held by them, shall form a quorum and shall have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

6.                                               NOTICE OF ADJOURNED MEETINGS

At least seven days’ notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the manner provided by this Instrument and such notice shall state that the Holders present in person or by proxy at the adjourned meeting will form a quorum.  Notice is not required for any adjourned meeting at which no Extraordinary Resolution is to be submitted.

7.                                               ADJOURNMENT OF MEETINGS

The Chairman may, with the consent of (and shall if directed by) any such meeting, adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8.                                               RESOLUTION ON SHOW OF HANDS

Every question submitted to a meeting of Holders shall be decided in the first instance by a show of hands and, in case of an equality of votes, the Chairman shall, both on a show of hands and on a poll, have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Holder or as a duly appointed proxy of a Holder.

9.                                               DEMAND FOR POLL

At any meeting of Holders, unless (before or on the declaration of the result of the show of hands) a poll is demanded by the Chairman or by one or more Holders present in person or by proxy and holding or representing in aggregate not less than 10 per cent. of the Principal Amount of the Notes then outstanding, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

10.                                        MANNER OF TAKING POLL

If at any such meeting a poll is so demanded it shall be taken in such manner as the Chairman may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

11.                                        TIME FOR TAKING POLL

Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.  A poll demanded on any other question shall be taken in such manner and place immediately or at any time within 10 days of such demand, as the Chairman may direct.  No notice need be given of a poll not taken immediately.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.  The demand for a poll may be withdrawn.

12.                                        PERSONS ENTITLED TO ATTEND AND VOTE

12.1                                 The registered holder of any of the Notes or, in the case of joint holders, any one of them shall be entitled to vote in respect of the Notes either in person or by proxy and in the latter case as if such joint holder were solely entitled to such Notes.  If more than one of such joint holders be present at any meeting, either personally or by proxy, the vote of the senior who tenders a vote (seniority being determined by the order in which the joint holders are named in the Register) shall be accepted to the exclusion of the votes of the other joint holders.

12.2                                 The Directors and the Company Secretary and solicitors to and auditors of the Company and any other person authorised by the Directors may attend and speak (but not vote) at any such meeting.

13.                                        INSTRUMENT APPOINTING PROXY

Every instrument appointing a proxy must be in writing signed by the appointor or his attorney or, in the case of a corporation, under its common seal or signed by its attorney or a duly authorised officer and shall be in the usual or common form or in such other form as the Directors may approve.  Such instrument of proxy shall unless the contrary is stated be valid as well for an adjournment of the meeting as for the meeting to which it relates and need not be witnessed.  A person appointed to act as a proxy need not be a Holder.

14.                                        DEPOSIT OF INSTRUMENT APPOINTING PROXY

The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified or office copy of such power or authority shall be deposited at such place or places as the Company may in the notice of meeting direct or, if no such place is specified, then at the registered office of the Company not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or the taking of a poll at which the person named in such instrument proposes to vote; in default the instrument of proxy shall not be treated as valid.  A vote given in accordance with the terms of an instrument appointing a proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or of the authority under which the instrument of proxy is given or transfer of the Notes in respect of which it is given, unless previous notice in writing of such death, insanity, revocation or transfer shall have been received at the registered office of the Company.  No instrument appointing a proxy shall be valid after the expiration of 12 months from the date of its execution.

15.                                        VOTES

On a show of hands, every Holder who (being an individual) is present in person or by proxy or (being a corporation) is present by a representative shall have one vote and, on a poll, every Holder present in person or by proxy shall have one vote for every £1 in Principal Amount of the Notes of which he is the holder.  A Holder entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

16.                                        POWERS OF MEETINGS OF HOLDERS

A meeting of the Holders shall, in addition to any other powers, have the following powers exercisable by Extraordinary Resolution namely:

16.1                                 power to sanction any compromise or arrangement proposed to be made between the Company and the Holders;

16.2                                 power to sanction any abrogation, modification or compromise or any arrangement in respect of the rights of the Holders against the Company or its properties, whether such rights arise under the Instrument or otherwise;

16.3                                 power to sanction any scheme or proposal for the sale or exchange of the Notes or for the conversion of the Notes into shares, stock, debentures, debenture stock or other obligations or securities of the Company or any other company formed or to be formed or cash or partly for or into such shares, stock, debentures, debenture stock or other obligations or securities as aforesaid and partly for or into cash and for the appointment of some person with power on behalf of the Holders to execute an instrument of transfer of the Notes held by them in favour of the person to or with whom the Notes are sold or exchanged respectively;

16.4                                 power to assent to any modification or abrogation of the provisions of this Instrument or of the Notes which shall be proposed by the Company and for which the consent of Holders is required and to authorise the Company to execute an instrument supplemental to this Instrument embodying any such modification or abrogation;

16.5                                 power to give any authority or sanction which, under the provisions of this Instrument is required to be given by Extraordinary Resolution,

provided that no modification of the Conditions or this Instrument shall be made or take effect unless the Company shall have consented to any such modification.

17.                                        DEFINITION OF EXTRAORDINARY RESOLUTION

The expression “Extraordinary Resolution” means a resolution passed at a meeting of the Holders, duly convened and held in accordance with the provisions of this Instrument contained, by a majority consisting of not less than 75 per cent. of the persons voting upon a show of hands or, if a poll is demanded, by a majority consisting of not less than 75 per cent. of the votes given on such poll.

18.                                        EXTRAORDINARY RESOLUTION BINDING ON ALL HOLDERS

An Extraordinary Resolution shall be binding upon all the Holders whether or not present at such meeting and each of the Holders shall be bound to give effect to it accordingly.  The passing of any such resolution shall be conclusive evidence that the circumstances justify the passing of any such resolution, the intention being that it shall rest with the meeting to determine without appeal whether or not the circumstances justify the passing of such resolution.

19.                                        RESOLUTIONS IN WRITING

A resolution in writing signed by the holders of not less than 75 per cent. of the Principal Amount of the Notes for the time being outstanding who are for the time being entitled to receive notice of meetings in accordance with the provisions of this Instrument contained shall for all purposes be as valid and effectual as an Extraordinary Resolution.  Such resolution in writing may be contained in one document or in several documents in similar form each signed by one or more of the Holders.

20.                                        MINUTES OF MEETINGS

Minutes of all resolutions and proceedings at every meeting of Holders shall be made and duly entered in books to be from time to time provided for that purpose by the Company.  Any such minutes, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings held or by the Chairman of the next succeeding meeting of the Holders, shall be conclusive evidence of the matters contained in such meeting.  Until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly convened and held and all resolutions passed at that meeting to have been duly passed.

APPENDIX III

Form of Certificate

Certificate No.	Issue Date	Amount
£

HANSON BUILDING PRODUCTS LIMITED

(Registered in England with registered number 08960430)

(the “Company”)

FLOATING RATE UNSECURED NOTES

THIS IS TO CERTIFY THAT the undermentioned is/are the registered holder(s) of the amount set out below of the Floating Rate Unsecured Notes which are issued with the benefit of and subject to the provisions contained in the note deed and conditions as entered into by the Company on [•] as amended and/or restated from time to time (the “Note Deed”).  Where the context so admits, words and expressions defined in the Note Deed shall bear the same meanings in the Conditions endorsed on this Certificate.

This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration on the Register and any payment due on the Notes whether of principal or interest will be made only to the duly registered holder.

Name(s) of Holder(s)	Amount of Notes

EXECUTED BY:

Director                                                                                                                                                                                        Director/Secretary

DATED: [                          ]

NOTES:

1.                                               The Notes are repayable in accordance with the Conditions endorsed.

2.                                               A copy of the Note Deed and the Conditions are available for inspection at the registered office of the Company.

EXECUTED AS A DEED by	)
HANSON BUILDING PRODUCTS LIMITED	)
acting by:-)

Director

Director/ Secretary

Acknowledged and accepted by:

for an on behalf of
HANSON PACKED PRODUCTS LIMITED